Exhibit 99.1

HighPeak Energy, Inc. Announces First Quarter 2026 Financial and Operating Results

Fort Worth, Texas, May 6, 2026 (GLOBE NEWSWIRE) - HighPeak Energy, Inc. (“HighPeak” or the “Company”) (NASDAQ: HPK) today announced financial and operating results for the quarter ended March 31, 2026.

A statement from our President and CEO, Michael Hollis:

The current geopolitical uncertainty and commodity price volatility has encouraged us to remain resolute in delivering on our 2026 core objectives of achieving financial resilience, continuing our maintenance capital program and prioritizing corporate efficiency.

We are starting the year strong, with first quarter operating results outperforming guidance across the board, and I am proud of how our team executed in every area of the business. I would like to point out a few items:

●

Production averaged approximately 46,000 BOE/d, roughly 7.5% above the midpoint of our guided range, with daily oil production 10% higher quarter over quarter. Both strong performance from new wells and continued optimization of our base production contributed to the increase.

●	Lease operating expenses were 17% below our guided range and approximately 22% below fourth quarter levels.

●

Drilling and turn-in-line activity represented about one-third of our planned 2026 program, and capital expenditures were held in line with expectations of less than 30% of full-year capital. We exited the quarter with 18 wells in progress, positioning us well to execute the balance of our annual plan.

●	Generated free cash flow, excluding changes in working capital, of more than $20 million.

We plan to build on the momentum of the first quarter since these results reflect less than one month of elevated oil prices tied to the current situation in the Middle East. While the current situation has created what could become one of the most significant crude oil supply shocks the world has ever seen, HighPeak intends to use every dollar of incremental free cash flow the right way by strengthening our financial foundation. I am confident that the HighPeak team will continue to make steady progress in achieving our core objectives through pursuing a fiscally responsible and disciplined development plan. These stronger prices are helpful, but disciplined execution is what will create lasting value for our stakeholders.

First Quarter 2026 Operational Update

HighPeak’s sales volumes averaged 45.6 MBoe/d during the first quarter of 2026 consisting of approximately 68% crude oil and 84% liquids.

The Company averaged one (1) drilling rig and (1) one frac crew throughout the first quarter, drilled 9 gross (8.9 net) horizontal wells and turned-in-line 12 gross (12.0 net) producing wells. On March 31, 2026, the Company had 18 gross (17.8 net) horizontal wells in progress, including 16 gross (15.9 net) horizontal wells in various stages of completion.

The Company released a drilling rig in late January bringing us to one drilling rig and one frac crew that we plan to run for the majority of 2026.

First Quarter 2026 Financial Results

HighPeak reported a net loss of $127.4 million for the first quarter 2026, or $1.02 per diluted share, and EBITDAX (a non-GAAP financial measure defined and reconciled below) of $133.5 million, or $0.96 per diluted share.  Adjusted net loss (a non-GAAP financial measure defined and reconciled below) was $2.7 million, or $0.02 per diluted share.

First quarter 2026 average realized prices were $71.79 per Bbl of crude oil, $17.22 per Bbl of NGL and $1.32 per Mcf of natural gas, resulting in an overall realized price of $52.57 per Boe, or 73% of the weighted average of NYMEX crude oil prices, excluding the effects of derivatives. Including the effects of derivatives, first quarter 2026 average realized prices were $66.06 per Bbl of crude oil, $17.22 per Bbl of NGL and $0.92 per Mcf of natural gas, resulting in an overall realized price of $48.32 per Boe. HighPeak’s cash costs for the first quarter 2026 were $15.81 per Boe, including lease operating costs of $6.53 per Boe, expense workovers of $0.66 per Boe, gathering, processing and transportation expenses of $4.32 per Boe, production and ad valorem taxes of $2.90 per Boe and G&A expenses of $1.40 per Boe. As a result, the Company’s unhedged EBITDAX per Boe was $36.76 per Boe.

HighPeak’s total capital expenditures, excluding acquisitions, for the first quarter were $78.4 million.

Hedging

Crude oil. As of March 31, 2026 and factoring in derivative instruments entered into subsequent to quarter end, HighPeak had the following outstanding crude oil derivative instruments and the weighted average crude oil prices per barrel (“Bbl”):

Settlement Month	Settlement Year	Type of Contract	Bbls Per Day	Index	Swap Price per Bbl	Costless Collar Floor Price per Bbl	Costless Collar Ceiling Price per Bbl
Crude Oil:
Apr – Jun	2026	Costless Collar	12,350	WTI Cushing	$—	$59.87	$66.82
Apr – Jun	2026	Swap	10,000	WTI Cushing	$64.91	$—	$—
Apr – Jun	2026	Roll Swap	21,725	NYMEX WTI Roll	$4.37	$—	$—
Apr – Jun	2026	Basis Swap	18,011	Argus WTI Midland	$1.25	$—	$—
Jul – Sep	2026	Costless Collar	12,000	WTI Cushing	$—	$59.83	$66.84
Jul – Sep	2026	Swap	5,000	WTI Cushing	$63.45	$—	$—
Jul – Sep	2026	Roll Swap	26,011	NYMEX WTI Roll	$4.30		$—
Jul – Sep	2026	Basis Swap	23,000	Argus WTI Midland	$1.37	$—	$—
Oct – Dec	2026	Costless Collar	9,800	WTI Cushing	$—	$59.80	$65.31
Oct – Dec	2026	Swap	5,000	WTI Cushing	$63.45	$—	$—
Oct – Dec	2026	Roll Swap	25,000	NYMEX WTI Roll	$4.23	$—	$—
Oct – Dec	2026	Basis Swap	23,000	Argus WTI Midland	$1.37	$—	$—
Jan – Mar	2027	Costless Collar	8,900	WTI Cushing	$—	$59.78	$65.24
Jan – Mar	2027	Swap	4,400	WTI Cushing	$62.14	$—	$—
Jan – Mar	2027	Basis Swap	10,000	Argus WTI Midland	$1.00	$—	$—
Apr – Jun	2027	Costless Collar	4,000	WTI Cushing	$—	$52.00	$62.85
Apr – Jun	2027	Swap	6,470	WTI Cushing	$59.61	$—	$—
Apr – Jun	2027	Basis Swap	10,000	Argus WTI Midland	$1.00	$—	$—
Jul – Sep	2027	Swap	8,950	WTI Cushing	$61.46	$—	$—
Jul – Sep	2027	Basis Swap	10,000	Argus WTI Midland	$1.00	$—	$—
Oct – Dec	2027	Swap	1,000	WTI Cushing	$72.25	$—	$—
Oct – Dec	2027	Basis Swap	10,000	Argus WTI Midland	$1.00	$—	$—

The Company’s crude oil derivative contracts detailed above are based on reported settlement prices on the New York Mercantile Exchange for West Texas Intermediate (“WTI Cushing”) pricing or the basis differential between that and Argus WTI Midland pricing which represents the premium to WTI Cushing.

Natural gas. As of March 31, 2026, the Company had the following outstanding natural gas derivative instruments and the weighted average natural gas prices payable per MMBtu.

Settlement Month	Settlement Year	Type of Contract	MMBtu Per Day	Index	Price per MMBtu
Natural Gas:
Apr – Jun	2026	Swap	30,000	HH	$4.30
Jul – Sep	2026	Swap	30,000	HH	$4.30
Oct – Dec	2026	Swap	30,000	HH	$4.30
Jan – Mar	2027	Swap	19,667	HH	$4.30

The Company’s natural gas derivative contracts detailed above are based on reported settlement prices on the New York Mercantile Exchange for Henry Hub (“HH”) pricing.

Conference Call

HighPeak will host a conference call and webcast on Thursday, May 7, 2026, at 10:00 a.m. Central Time for investors and analysts to discuss its results for the first quarter of 2026. Conference call participants may register for the call here. Access to the live audio-only webcast and replay of the earnings release conference call may be found here. A live broadcast of the earnings conference call will also be available on the HighPeak Energy website at www.highpeakenergy.com under the “Investors” section of the website. A replay will also be available on the website following the call.

When available, a copy of the Company’s earnings release, investor presentation and Quarterly Report on Form 10-Q may be found on its website at www.highpeakenergy.com.

Conference Participation

HighPeak Energy will participate in-person at the upcoming Louisiana Energy Conference, located in New Orleans, Louisiana, from May 26th - May 28th, 2026.

About HighPeak Energy, Inc.

HighPeak Energy, Inc. is a publicly traded independent crude oil and natural gas company, headquartered in Fort Worth, Texas, focused on the acquisition, development, exploration and exploitation of unconventional crude oil and natural gas reserves in the Midland Basin in West Texas. For more information, please visit our website at www.highpeakenergy.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release contains forward-looking statements that involve risks and uncertainties. When used in this document, the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “continue,” “may,” “will,” “could,” “should,” “future,” “potential,” “estimate” or the negative of such terms and similar expressions as they relate to HighPeak Energy, Inc. (“HighPeak Energy” or the “Company”) are intended to identify forward-looking statements, which are generally not historical in nature. The forward-looking statements are based on the Company's current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond the Company's control. For example, the Company’s review of strategic alternatives may not result in a sale of the Company, a recommendation that a transaction occur or result in a completed transaction, and any transaction that occurs may not increase shareholder value, in each case as a result of such risks and uncertainties.

These risks and uncertainties include, among other things, the results of the strategic review being undertaken by the Company’s Board and the interest of prospective counterparties, the Company’s ability to realize the results contemplated by its 2026 guidance, volatility of commodity prices, political instability or armed conflicts in crude or natural gas producing regions such as the ongoing war between Russia and Ukraine and conflicts in the Middle East, product supply and demand, the impact of a widespread outbreak of an illness, such as the coronavirus disease pandemic, on global and U.S. economic activity, competition, OPEC+ policy decisions, potential new trade policies, such as tariffs, could adversely affect the Company’s operations, business and profitability, inflationary pressures on costs of oilfield goods, services and personnel, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform the Company's drilling and operating activities, access to and availability of transportation, processing, fractionation, refining and storage facilities, HighPeak Energy's ability to replace reserves, implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to any credit facility and derivative contracts entered into by HighPeak Energy, if any, and purchasers of HighPeak Energy's oil, natural gas liquids and natural gas production, uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future, the assumptions underlying forecasts, including forecasts of production, expenses, cash flow from sales of oil and gas and tax rates, quality of technical data, environmental and weather risks, including the possible impacts of climate change, cybersecurity risks and acts of war or terrorism. These and other risks are described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other filings with the SEC. The Company undertakes no duty to publicly update these statements except as required by law.

Reserve engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. Reserves estimates included herein may not be indicative of the level of reserves or PV-10 value of oil and natural gas production in the future. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could impact HighPeak’s strategy and change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Use of Projections

The financial, operational, industry and market projections, estimates and targets in this press release and in the Company’s guidance (including production, operating expenses and capital expenditures in future periods) are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial, operational, industry and market projections, estimates and targets, including assumptions, risks and uncertainties described in “Cautionary Note Regarding Forward-Looking Statements” above. These projections are speculative by their nature and, accordingly, are subject to significant risk of not being actually realized by the Company. Projected results of the Company for 2026 are particularly speculative and subject to change. Actual results may vary materially from the current projections, including for reasons beyond the Company’s control. The projections are based on current expectations and available information as of the date of this release. The Company undertakes no duty to publicly update these projections except as required by law.

Drilling Locations

The Company has estimated its drilling locations based on well spacing assumptions and upon the evaluation of its drilling results and those of other operators in its area, combined with its interpretation of available geologic and engineering data. The drilling locations actually drilled on the Company’s properties will depend on the availability of capital, regulatory approvals, commodity prices, costs, actual drilling results and other factors. Any drilling activities conducted on these identified locations may not be successful and may not result in additional proved reserves. Further, to the extent the drilling locations are associated with acreage that expires, the Company would lose its right to develop the related locations.

HighPeak Energy, Inc. Unaudited Condensed Consolidated Balance Sheet Data (In thousands)

	March 31, 2026	December 31, 2025
Current assets:
Cash and cash equivalents	$95,827	$162,075
Accounts receivable	98,503	55,546
Derivative instruments	7,808	29,574
Prepaid expenses	5,596	5,054
Inventory	4,362	7,648
Total current assets	212,096	259,897
Crude oil and natural gas properties, using the successful efforts method of accounting:
Proved properties	4,555,956	4,477,368
Unproved properties	59,242	59,285
Accumulated depletion, depreciation and amortization	(1,719,167)	(1,606,217)
Total crude oil and natural gas properties, net	2,896,031	2,930,436
Other property and equipment, net	3,070	3,012
Derivative instruments	—	4,197
Other noncurrent assets	15,423	16,172
Total assets	$3,126,620	$3,213,714

Current liabilities:
Current portion of long-term debt	$90,000	$60,000
Derivative instruments	98,795	380
Accounts payable – trade	51,198	84,313
Revenues and royalties payable	30,771	30,665
Accrued capital expenditures	16,660	30,921
Derivative settlements payable	16,022	—
Other accrued liabilities	12,621	20,927
Operating leases	661	845
Advances from joint interest owners	357	2,205
Total current liabilities	317,085	230,256
Noncurrent liabilities:
Long-term debt, net	1,097,596	1,132,807
Deferred income taxes	211,985	239,636
Asset retirement obligations	16,336	15,944
Derivative instruments	15,536	360
Operating leases	96	142

Stockholders’ equity
Common stock	13	13
Additional paid-in capital	1,162,872	1,162,007
Retained earnings	305,101	432,549
Total stockholders’ equity	1,467,986	1,594,569
Total liabilities and stockholders’ equity	$3,126,620	$3,213,714

HighPeak Energy, Inc. Unaudited Condensed Consolidated Statements of Operations (in thousands)

	Three Months Ended March 31,
	2026	2025
Operating revenues:
Crude oil sales	$199,155	$246,424
NGL and natural gas sales	16,730	25,887
Total operating revenues	215,885	272,311
Operating costs and expenses:
Crude oil and natural gas production	29,524	35,562
Gathering, processing and transportation	17,733	14,863
Production and ad valorem taxes	11,900	15,152
Exploration and abandonments	742	264
Depletion, depreciation and amortization	113,014	109,325
Accretion of discount	295	244
General and administrative	5,745	6,345
Stock-based compensation	865	177
Total operating costs and expenses	179,818	181,932
Other expense	50	—
Income from operations	36,017	90,379
Interest and other income	949	810
Interest expense	(35,038)	(36,988)
Loss on derivative instruments, net	(157,027)	(7,927)
(Loss) income before income taxes	(155,099)	46,274
Provision for income taxes	(27,651)	9,939
Net (loss) income	$(127,448)	$36,335
(Loss) earnings per share:
Basic net (loss) income	$(1.02)	$0.26
Diluted net (loss) income	$(1.02)	$0.26

Weighted average shares outstanding:
Basic	125,265	123,913
Diluted	125,265	127,213

Dividends declared per share	$—	$0.04

HighPeak Energy, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(127,448)	$36,335
Adjustments to reconcile net (loss) income to net cash provided by operations:
Provision for deferred income taxes	(27,651)	9,939
Loss on derivative instruments	157,027	7,927
Cash paid on settlement of derivative instruments	(17,473)	(3,071)
Amortization of debt issuance costs	884	2,034
Amortization of discounts on long-term debt	—	2,426
Stock-based compensation expense	865	177
Accretion expense	295	244
Depletion, depreciation and amortization	113,014	109,325
Exploration and abandonment expense	457	4
Changes in operating assets and liabilities:
Accounts receivable	(42,957)	6,886
Prepaid expenses, inventory and other assets	2,594	(1,314)
Accounts payable, accrued liabilities and other current liabilities	(5,406)	(13,860)
Net cash provided by operating activities	54,201	157,052
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to crude oil and natural gas properties	(78,779)	(179,819)
Changes in working capital associated with crude oil and natural gas property additions	(35,326)	25,172
Acquisitions of crude oil and natural gas properties	(127)	(2,517)
Proceeds from sales of properties	—	570
Other property additions	(122)	—
Net cash used in investing activities	(114,354)	(156,594)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under Term Loan Credit Agreement	(6,095)	—
Repayments under Term Loan Credit Agreement	—	(30,000)
Dividends paid	—	(4,957)
Dividend equivalents paid	—	(531)
Net cash used in financing activities	(6,095)	(35,488)
Net decrease in cash and cash equivalents	(66,248)	(35,030)
Cash and cash equivalents, beginning of period	162,075	86,649
Cash and cash equivalents, end of period	$95,827	$51,619

HighPeak Energy, Inc.
Unaudited Summary Operating Highlights

	Three Months Ended March 31,
	2026	2025
Average Daily Sales Volumes:
Crude oil (Bbls)	30,826	38,222
NGLs (Bbls)	7,403	7,724
Natural gas (Mcf)	44,402	43,096
Total (Boe)	45,629	53,128

Average Realized Prices (excluding effects of derivatives):
Crude oil per Bbl	$71.79	$71.64
NGL per Bbl	$17.22	$24.21
Natural gas per Mcf	$1.32	$2.34
Total per Boe	$52.57	$56.95

Margin Data ($ per Boe, excluding effects of derivatives):
Average price	$52.57	$56.95
Lease operating costs	(6.53)	(6.61)
Expense workovers	(0.66)	(0.83)
Gathering, processing & transportation expenses	(4.32)	(3.11)
Production and ad valorem taxes	(2.90)	(3.17)
General & administrative expenses	(1.40)	(1.33)
	$36.76	$41.90

HighPeak Energy, Inc.
Unaudited Earnings Per Share Details
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Net (loss) income as reported	$(127,448)	$36,335
Participating basic earnings	—	(3,542)
Basic (losses) earnings attributable to common shareholders	(127,448)	32,793
Reallocation of participating earnings	—	47
Diluted net (loss) income attributable to common shareholders	$(127,448)	$32,840

Basic weighted average shares outstanding	125,265	123,913
Dilutive warrants and unvested stock options	—	1,146
Dilutive unvested restricted stock	—	2,154
Diluted weighted average shares outstanding	125,265	127,213

Net (loss) income per share attributable to common shareholders:
Basic	$(1.02)	$0.26
Diluted	$(1.02)	$0.26

HighPeak Energy, Inc.
Unaudited Reconciliation of Net Income to EBITDAX, Discretionary Cash Flow and Net Cash Provided by Operations
(in thousands)

	Three Months Ended March 31,
	2026	2025
Net (loss) income	$(127,448)	$36,335
Interest expense	35,038	36,988
Interest and other income	(949)	(810)
Provision for income taxes	(27,651)	9,939
Depletion, depreciation and amortization	113,014	109,325
Accretion of discount	295	244
Exploration and abandonment expense	742	264
Stock based compensation	865	177
Derivative related noncash activity	139,554	4,856
Other expense	50	—
EBITDAX	133,510	197,318
Cash interest expense	(34,154)	(32,528)
Other (a)	614	550
Discretionary cash flow	99,970	165,340
Changes in operating assets and liabilities	(45,769)	(8,288)
Net cash provided by operating activities	$54,201	$157,052

(a) includes interest and other income net of current tax expense, other expense and operating portion of exploration and abandonment expenses.

HighPeak Energy, Inc.
Unaudited Reconciliation of Net Cash Provided by Operations and Free Cash Flow
(in thousands)

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities	$54,201	$157,052
Add back net change in operating assets and liabilities	45,769	8,288
Discretionary cash flow	99,970	165,340
Additions to crude oil and natural gas properties	(78,779)	(179,819)
Free cash flow before changes in working capital associated with oil and gas property additions	21,191	(14,479)
Changes in working capital associated with oil and gas property additions	(35,326)	25,172
Free cash flow	$(14,135)	$10,693

HighPeak Energy, Inc.
Unaudited Reconciliation of Net Loss to Adjusted Net Loss
(in thousands, except per share data)

	Three Months Ended March 31, 2026
	Amounts	Amounts per Diluted Share
Net loss	$(127,448)	$(1.02)
Noncash derivative loss, net	157,027	1.26
Stock-based compensation	865	0.01
Other expense	50	0.00
Income tax adjustment for above items*	(33,168)	(0.27)
Adjusted net loss	$(2,674)	$(0.02)

* Assuming a 21% tax rate

Investor Contact:

Ryan Hightower

Executive Vice President

817.850.9204

rhightower@highpeakenergy.com

Source: HighPeak Energy, Inc.